Shire Pharmaceuticals Group plc
Hampshire International Business Park,
Chineham, Basingstoke RG24 8EP UK
Tel +44 1256 894000 Fax +44 1256 894708
http://www.shire.com

Embargoed until
12.00 noon BST 07.00 am EST

SHIRE APPOINTS NEW EXECUTIVE VICE PRESIDENT OF
BUSINESS DEVELOPMENT

Basingstoke, UK and Philadelphia, PA, US – September 1, 2004 – Shire Pharmaceuticals Group plc (LSE: SHP, NASDAQ: SHPGY, TSX: SHQ) announces the appointment of Barbara H. Deptula to the new position of Executive Vice President of Business Development effective September 8, 2004.

Based at Shire’s new U.S. headquarters in Wayne, Pennsylvania, Deptula will lead the Company’s global business development activities. She will be a member of Shire’s Executive Committee, reporting to Chief Executive Matthew Emmens.

“Barbara’s knowledge, creativity and experience are a great match for our team as we continue implementing our strategy to search and develop new products that complement our pipeline,” said Emmens.

A seasoned commercial and business development professional in the pharmaceutical industry and a registered pharmacist, Deptula joins Shire after serving for the past year as President of the biotechnology division of Irvine, CA-based Sicor, Inc. Prior to joining Sicor, Deptula was the Senior Vice President for commercial and product development at Coley Pharmaceutical Group in Wellesley, MA with responsibility for key operations and business development activities. Deptula has held various senior management positions focused on licensing and business development with U.S. Bioscience, Schering-Plough, American Cyanamid, and Genetics Institute.

Deptula’s experience encompasses all aspects of global business development including in-licensing, mergers and acquisitions, operational and commercial efficiencies, and pre-marketing and global launch initiatives.

“The addition of Barbara to Shire’s Executive Team is consistent with our plans to continue our growth as a global specialty pharmaceutical company in a focused manner that builds on our proven strengths, and adds value for the medical professionals and patients we serve, as well as for our shareholders,” added Emmens. “This is a strategic leadership role for Shire, and Barbara’s significant business development experience and credentials will add substantial value in achieving our vision and objectives.”

For further information please contact:

Investor Relations

Cléa Rosenfeld (Global)	+44 1256 894 160

Media
Jessica Mann (UK and Europe)	+44 1256 894 280

Matthew Cabrey (US)	+1 484 595 8248

Notes to editors

Shire Pharmaceuticals Group plc

Shire Pharmaceuticals Group plc (Shire) is a global specialty pharmaceutical company with a strategic focus on meeting the needs of the specialist physician and currently focuses on developing projects and marketing products in the areas of central nervous system (CNS), gastrointestinal (GI), and renal diseases. Shire has operations in the world’s key pharmaceutical markets (US, Canada, UK, France, Italy, Spain and Germany) as well as a specialist drug delivery unit in the US.

For further information on Shire, please visit the Company’s website: www.shire.com

THE “SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire’s results could be materially affected. The risks and uncertainties include, but are not limited to, risks associated with the inherent uncertainty of pharmaceutical research, product development, manufacturing and commercialization, the impact of competitive products, including, but not limited to, the impact on Shire’s Attention Deficit & Hyperactivity Disorder (ADHD) franchise, patents, including but not limited to, legal challenges relating to Shire’s ADHD franchise, government regulation and approval, including but not limited to the expected product approval dates of lanthanum carbonate (FOSRENOL®), methylphenidate (METHYPATCH®), anagrelide hydrochloride (XAGRID®), carbamazepine (BIPOTROL®) mesalamine (PENTASA® 500mg) and the adult indication for extended release mixed amphetamine salts (ADDERALL XR®), the implementation of the planned reorganization and other risks and uncertainties detailed from time to time in Shire’s filings with the Securities and Exchange Commission.